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EXHIBIT 10.35: Change of Control Agreement with
               David A. Pace

                           REEBOK INTERNATIONAL LTD.

                           Change of Control Agreement

         AGREEMENT, made as of the 8th day of December 1999, by and between David A. Pace ("Executive") and Reebok International Ltd. (the "Company").

                                   WITNESSETH

         WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders for the Company to agree to provide benefits under circumstances described below to Executive; and

         WHEREAS, the Board recognizes that the possibility of a change of control of the Company, followed by a termination of the Executive's employment or a reduction in his responsibility or compensation, is unsettling to the Executive and wishes to make arrangements at this time to help assure his continuing dedication to his duties to the Company and its shareholders, notwithstanding any attempts by outside parties to gain control of the Company; and

         WHEREAS, the Board believes it important, should the Company receive proposals from outside parties, to enable the Executive, without being distracted by the uncertainties of his own employment situation, to perform his regular duties,

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

1. In the event that any individual, corporation, partnership, company, or other entity (a "Person"), which term shall include a "group" (within the meaning of section 13(d) of the Securities Exchange Act of 1934 (the "Act")), begins a tender or exchange offer, circulates a proxy to the Company's shareholders, or takes other steps to effect a "Change of Control" (as defined in paragraph 3 below), Executive agrees that he will not voluntarily leave the employ of the Company and will render the services contemplated in the recitals to this Agreement until such Person has terminated the efforts to effect a Change of Control or until a Change of Control has occurred.




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2. If, within 24 months following a Change of Control, Executive's employment with the Company terminates other than as a result of the death, total disability or retirement of the Executive at or after his normal retirement date, (i) by the Company other than for "Cause" (as defined in paragraph 4 below), or (ii) by Executive for "Good Reason" (as defined in paragraph 4 below), then:

         a. The Company will pay to Executive within 30 days of such termination of employment a lump-sum cash payment equal to 300% of the aggregate of (i) his then-current annual base salary (or, if his base salary has been reduced at any time after the Change of Control, his base salary in effect prior to the reduction), (ii) his target bonus for the then-current year or, if higher, his bonus for the most recent calendar year ended before the Change of Control, (iii) the amount of his then-current annual automobile allowance and (iv) the annual cost of life insurance then furnished to him by the Company.

         b. All of Executive's outstanding stock options, restricted shares and other similar incentive interests and rights will become immediately and fully vested and exercisable.

         c. Executive will be treated for purposes of the Company's Supplemental Executive Retirement Plan (the "SERP") as having three additional Years of Continuous Service. The Company will, within 30 days of his termination, pay to him, in a single lump-sum cash payment, the present value of his benefit under the SERP. Present value will be determined by applying the "applicable mortality table" and "applicable interest rate" then in effect for purposes of section 417(e)(3)(A) of the Internal Revenue Code or any successor provision.

         d. The Company will pay to Executive, in a single lump-sum cash payment, an amount equal to the difference, if any, between
                  (i) the total distribution that he receives following his termination under the Company's Profit-Sharing and Retirement Plan and its Excess Benefits Plan and (ii) the total distribution that he would have received under such plans had he accumulated three additional Years of Service for Vesting prior to termination. The payment will be made at the same time that he receives his distribution from those plans.

         e. Executive, together with his dependents, will continue following such termination of employment to participate fully, with no contribution to the cost required of him or them, in all accident and health plans



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                  maintained or sponsored by the Company immediately prior to the Change of Control, or receive substantially the equivalent coverage (or the full value thereof in cash) from the Company, until the third anniversary of such termination.

         f. The Company will promptly reimburse Executive for any and all legal fees and expenses incurred by him as a result of such termination of employment, including without limitation all fees and expenses incurred in connection with efforts to enforce the provisions of this Agreement (provided such efforts result in Executive's recovery of any sum from the Company, whether through court award or settlement).

3. A Change of Control will occur for purposes of this Agreement if (i) any Person who does not currently own directly or indirectly 10% or more of the combined voting power of the Company's outstanding securities becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act) of securities of the Company representing more than 30% (or, if higher, the aggregate percentage of the combined voting power of the Company's then-outstanding securities held by or for the benefit of Paul Fireman and his family) of the combined voting power of the company's then-outstanding securities, (ii) there is a change of control of the Company of a kind which would be required to be reported under Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act (or a similar item in a similar schedule or form), whether or not the Company is then subject to such reporting requirement, (iii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter, or
(iv) individuals who, at the date hereof, constitute the Board (the "Continuing Directors") cease for any reason to constitute a majority thereof, provided, however, that any director who is not in office at the date hereof but whose election by the Board or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the date hereof or whose election or nomination for election was previously so approved shall be deemed to be a Continuing Director for purposes of this Agreement.

         Notwithstanding the foregoing provisions of this paragraph 3, a "Change of Control" will not be deemed to have occurred solely because of (i) the acquisition


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of securities of the Company (or any reporting requirement under the Act relating thereto) by an employment benefit plan maintained by the Company for its employees or (ii) the occurrence of a leveraged buy-out or recapitalization of the Company in which Executive participates as an equity investor.

4.       a.       "Cause" means only: conviction of the Executive for a felony or a crime involving moral turpitude.

         b.       "Good Reason" means any one or more of the following:

                  (i) Failure by the Company to maintain Executive in the positions, with the titles, that he held immediately prior to the Change of Control or downgrading of his responsibilities or authority. If, following the Change of Control, the Company is part of a controlled group of entities, Executive's responsibilities and authority will be deemed for this purpose to have been reduced unless he is given and retains the same responsibilities and authority with the entity that controls the group as he held with the Company immediately prior to the Change of Control.

                  (ii) Reduction of Executive's base salary or failure in any year to pay to him a bonus at least equal to his target bonus for the year in which the Change of Control occurs.

                  (iii) Material reduction in the health, disability or life insurance benefits that the Company was providing Executive immediately prior to the Change of Control.

                  (iv) Failure by the Company to provide Executive with the opportunity to participate in any executive compensation or benefit plan or program that is then generally available to other senior executives of the Company.

                  (v) Relocation of Executive's principal place of business more than 30 miles from the its location immediately prior to the Change of Control.


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5. In the event that it is determined that any payment or benefit provided by the Company to or for the benefit of Executive, either under this Agreement or otherwise, will be subject to the excise tax imposed by section 4999 of the Internal Revenue Code or any successor provision ("section 4999"), the Company will, prior to the date on which any amount of the excise tax must be paid or withheld, make an additional lump-sum payment (the "gross-up payment") to Executive. The gross-up payment will be sufficient, after giving effect to all federal, state and other taxes and charges (including interest and penalties, if any) with respect to the gross-up payment, to make Executive whole for all taxes (including withholding taxes) and any associated interest and penalties, imposed under or as a result of section 4999.

         Determinations under this Section 5 will be made by Ernst & Young unless Executive has reasonable objections to the use of that firm, in which case the determinations will be made by a comparable firm chosen by Executive after consultation with the Company (the firm making the determinations to be referred to as the "Firm"). The determinations of the Firm will be binding upon the Company and Executive except as the determinations are established in resolution (including by settlement) of a controversy with the Internal Revenue Service to have been incorrect. All fees and expenses of the Firm will be paid by the Company.

         If the Internal Revenue Service asserts a claim that, if successful, would require the Company to make a gross-up payment or an additional gross-up payment, the Company and Executive will cooperate fully in resolving the controversy with the Internal Revenue Service. The Company will make or advance such gross-up payments as are necessary to prevent Executive from having to bear the cost of payments made to the Internal Revenue Service in the course of, or as a result of, the controversy. The Firm will determine the amount of such gross-up payments or advances and will determine after final resolution of the controversy whether any advances must be returned by Executive to the Company. The Company will bear all expenses of the controversy and will gross Executive up for any additional taxes that may be imposed upon Executive as a result of its payment of such expenses.

6. If the Company is at any time before or after a Change of Control merged or consolidated into or with any other corporation or other entity (whether or not the Company is the surviving entity), or if substantially all of the assets thereof are


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transferred to another corporation or other entity, the provisions of this
Agreement will be binding upon and inure to the benefit of the corporation or other entity resulting from such merger or consolidation or the acquirer of such assets, and this paragraph 6 will apply in the event of any subsequent merger or consolidation or transfer of assets.

         In the event of any merger, consolidation, or sale of assets described above, nothing contained in this Agreement will detract from or otherwise limit Executive's right to participate or privilege of participation in any stock option or purchase plan or any bonus, profit sharing, pension, group insurance, hospitalization, or other incentive or benefit plan or arrangement which may be or become applicable to executives of the corporation resulting from such merger or consolidation or the corporation acquiring such assets of the Company.

         In the event of any merger, consolidation or sale of assets described above, references to the Company in this Agreement shall unless the context suggests otherwise be deemed to include the entity resulting from such merger or consolidation or the acquirer of such assets of the Company.

7. All payments required to be made by the Company hereunder to Executive or his dependents, beneficiaries, or estate will be subject to the withholding of such amounts relating to tax and/or other payroll deductions as may be required by law.

8. There shall be no requirement on the part of the Executive to seek other employment or otherwise mitigate damages in order to be entitled to the full amount of any payments and benefits to which Executive is entitled under this Agreement, and the amount of such payments and benefits shall not be reduced by any compensation or benefits received by Executive from other employment.

9. Nothing contained in this Agreement shall be construed as a contract of employment between the Company and the Executive, or as a right of the Executive to continue in the employ of the Company, or as a limitation of the right of the Company to discharge the Executive with or without Cause; the Executive may, subject to the terms and conditions of this Agreement, have the right to receive upon termination of his employment the payments and benefits provided in this Agreement and shall not be deemed to have waived any rights he may have either at law or in equity in respect of such discharge.


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10. No amendment, change, or modification of this Agreement may be made except in writing, signed by both parties.

         Payments made by the Company pursuant to this Agreement shall be in lieu of payments and other benefits, if any, to which Executive may be entitled under any other severance agreement or severance plan of the Company.

         The provisions of this Agreement shall be binding upon and shall inure to the benefit of Executive, his executors, administrators, legal representatives and assigns, and the Company and its successors.

         The validity, interpretation, and effect of this Agreement shall be governed by the laws of The Commonwealth of Massachusetts.

         The Company shall have no right of set-off or counterclaims, in respect of any claim, debt, or obligation, against any payments to Executive, his dependents, beneficiaries or estate provided for in this Agreement.

         The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         No right or interest to or in any payments or benefits hereunder shall be assignable by the Executive; provided, however, that this provision shall not preclude him from designating one or more beneficiaries to receive any amount that may be payable after his death and shall not preclude the legal representative of his estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiaries" as used in this Agreement shall mean a beneficiary or beneficiaries so designated to receive any such amount, or if no beneficiary has been so designated, the legal representative of the Executive's estate.

         No right, benefit, or interest hereunder, shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or set-off in respect of any claim, debt, or obligation, or to execution, attachment, levy, or similar process, or assignment by operation of law. Any attempt, voluntary or


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involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void, and of no effect.
         IN WITNESS WHEREOF, Reebok International Ltd. and Executive have each caused this Agreement to be duly executed and delivered as of the date set forth above.

                                       REEBOK INTERNATIONAL LTD.



                                       By: /s/ Paul Fireman
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Agreed:


 /s/ David Pace
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